UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
 __________________________________________________
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 25, 2019 (January 25, 2019)
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AGNC INVESTMENT CORP.
(Exact name of registrant as specified in its charter)
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Delaware	001-34057	26-1701984
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
2 Bethesda Metro Center, 12th Floor
Bethesda, Maryland 20814
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(301) 968-9300

N/A
(Former name or former address, if changed since last report)
 __________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Employment Arrangements
Mr. Kain’s Employment Agreement
On January 25, 2019, AGNC Mortgage Management, LLC (“AMM”) entered into an amended and restated employment agreement with Gary Kain, Chief Executive Officer and Chief Investment Officer. The amended and restated employment agreement revises the allocation of compensation to shift $2.7 million of base salary and target annual cash bonus to performance based long-term equity incentive awards and adjusts other terms of employment set forth in his prior employment agreement, dated November 1, 2016.

The material terms of Mr. Kain's employment agreement, effective February 1, 2019, is as follows:

Annual Base Salary: Mr. Kain's annual base salary is $900,000. By comparison, under his prior employment agreement, Mr. Kain’s base salary was $1,800,000.

Annual Cash Bonus: Mr. Kain is eligible to earn an annual cash bonus, which may range from 0% to 150% of a target value, based on the level of achievement of specified performance measures set by the Compensation and Corporate Governance Committee of the Board (the “Compensation Committee”). The target value of Mr. Kain's annual bonus will be $5,400,000. By comparison, under his prior agreement Mr. Kain’s bonus target was 400% of his base salary or $7,200,000 in 2018.

Annual Long-Term Incentive Award: Subject to approval by the Board of Directors (the "Board"), Mr. Kain is entitled to receive an annual long-term incentive award with respect to shares of common stock of the Company that has an aggregate target fair value on the date of grant of $8,100,000. Two-thirds of such award will vest based upon the achievement of certain specified performance metrics (as determined by the Compensation Committee) measured over a three-year performance period (provided that if the performance-based metrics are exceeded, Mr. Kain may earn up to 200% of the target number of shares underlying the performance-based portion of the award). The remaining one-third of such award will vest annually over a three-year period. By comparison, under his prior agreement, Mr. Kain’s equity based award had a target fair value on the date of grant of $5,400,000 in 2018 with 50% based on performance metrics and 50% time-vesting.

Termination/Severance: If Mr. Kain's employment terminates by reason of a Termination Without Cause or Termination For Good Reason (as each such term is defined in the employment agreement), he would be entitled to the following: (a) an amount equal to the product of 2.5 multiplied by the sum of (A) his annual base salary at the time of such termination, plus (B) the target value of his annual cash bonus for the year in which such termination occurs, payable in installments over 30 months; (b) a pro rata portion of the annual cash bonus he would have been entitled to receive if he had remained employed through December 31 of the year in which such termination occurs (as determined by the Compensation Committee but assuming that he achieved all qualitative and subjective performance metrics at their target level); (c) COBRA reimbursements (or substitute payments) for him and his eligible dependents for up to 18 months; and (d) acceleration of any outstanding unvested equity awards. If Mr. Kain's termination occurs during the 21-month period following a Change of Control (as such term is defined in the employment agreement), the payments in (a) of the preceding paragraph shall be made in a lump sum.

If Mr. Kain's employment terminates after March 15, 2021 by reason of a Voluntary Termination as a result of retirement and pursuant to a succession plan approved by the Compensation Committee, Mr. Kain's long-term time-based incentive awards that are outstanding at the time of the retirement shall vest in full at the time of the retirement. His performance-based incentive awards shall vest on the same terms as though Mr. Kain had remained employed by AMM for the remainder of the vesting period applicable to such awards, provided that he continues to comply with certain covenants contained in the agreement. Vesting of any long-term incentive awards granted to Mr. Kain in the year of his retirement will apply only to a pro rata portion of the awards based on the number of full calendar months Mr. Kain was employed in such year.

Restrictive Covenants: Mr. Kain is subject to an 18-month post-employment non-compete and non-solicit covenants.

Term: The employment agreement has a two-year term, which continues to extend on a day-to-day basis and expires two years after delivery of notice from either Mr. Kain or the Board of Directors (the “Board”) of AGNC Investment Corp. (the "Company") that he or it no longer wishes to extend the term.

Ms. Bell’s and Mr. Pas's Employment Agreements
On January 25, 2019, Bernice E. Bell, Senior Vice President and Chief Financial Officer entered into an employment agreement with AMM, replacing the terms of the letter agreements dated December 1, 2015 and amended on July 1, 2016 and December 18, 2017 between Ms. Bell and AMM. Also on January 24, 2019, Aaron J. Pas, Senior Vice President, Non-Agency Portfolio Management entered into an employment agreement with AMM.
The material terms of Ms. Bell’s and Mr. Pas's employment agreements, each effective January 1, 2019, are as follows:
Title and Reporting: Ms. Bell is the Senior Vice President and Chief Financial Officer of the Company and reports to Mr. Federico. Mr. Pas is the Senior Vice President, Non-Agency Portfolio Management and reports to Mr. Kain.

Annual Base Salary: Ms. Bell's annual base salary is $500,000. Mr. Pas's annual base salary is $425,000.

Annual Cash Bonus: Ms. Bell is eligible to earn an annual cash bonus with an annual target value of 100% of her annual base salary, and Mr. Pas is eligible to earn an annual cash bonus with an annual target value of 150% of his annual base salary. The actual bonus will be based on the level of achievement of specified performance measures of the Company and the individual's performance based on a variety of measures, as determined by the Compensation Committee, and may be greater or less than the target amount.

Annual Long-Term Equity Incentive Awards: Subject to approval by the Board, each of Ms. Bell and Mr. Pas is eligible to receive annual long-term equity incentive awards with respect to shares of common stock of the Company. Beginning in calendar year 2019, such awards will have a target fair value on the date of grant of 150% and 176% of base salary for each of Ms. Bell and Mr. Pas, respectively. 50% of such award will vest based upon the achievement of certain specified performance metrics (as determined by the Compensation Committee) (provided that if the performance-based metrics are exceeded, Ms. Bell and Mr. Pas may earn up to 200% of the target number of shares underlying the performance-based portion of the award), and the remaining 50% will vest over a period of time.

Termination/Severance: For each of Ms. Bell and Mr. Pas, if employment terminates by reason of a Termination Without Cause or Termination For Good Reason, she or he would be eligible to receive the following severance benefits: (a) a severance payment, payable in installments over 12 months following the termination, equal to the sum of (A) her or his annual base salary at the time of such termination, plus (B) the target value of her or his annual cash bonus for the year in which such termination occurs (unless an applicable severance policy of the Company or its affiliates would provide a greater amount, in which case such severance policy would apply) (the “Severance Amount”); plus (b) a pro rata portion of the annual cash bonus Ms. Bell or Mr. Pas would have been eligible to receive if she or he had remained employed through December 31 of the year in which such termination occurs (as determined by the Compensation Committee but assuming that she or he achieved all qualitative and subjective performance metrics at their target level); plus (c) COBRA reimbursements (or substitute payments) for her/him and her/his eligible dependents for up to 12 months; and plus (d) acceleration of any then-outstanding and unvested equity awards. If the termination occurs during the 24-month period following a Change of Control (as such term is defined in the employment agreement), such payments shall be made in a lump sum.

Restrictive Covenants. Pursuant to their respective employment agreements, each of Ms. Bell and Mr. Pas is subject to 12-month post-employment non-compete and non-solicit covenants.

Term: Ms. Bell's and Mr. Pas's employment agreements each extend on a day-to-day basis and have a term that expires two years after delivery of a notice from Ms. Bell or Mr. Pas, as applicable, or the Board that she, he or it no longer wishes to extend the term.

Amendment to Mr. Pollack's Employment Agreement

On January 25, 2019, Kenneth L. Pollack, Senior Vice President, General Counsel, Chief Compliance Officer and Secretary entered into an amendment to his employment agreement with AMM, dated December 18, 2017. Pursuant to the amendment, Mr. Pollack's long-term incentive award was revised. Subject to approval by the Board, Mr. Pollack is eligible to receive annual long-term equity incentive awards with respect to shares of common stock of the Company. Beginning in calendar year 2019, such awards will have a target fair value on the date of grant of 150% of base salary. 50% of such award will vest based upon the achievement of certain specified performance metrics (as determined by the Compensation Committee) (provided that if the performance-based metrics are exceeded, Mr. Pollack may earn up to 200% of the target number of shares underlying the performance-based portion of the award), and the remaining 50% will vest over a period of time.

The foregoing summaries do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the employment agreements for Ms. Bell and Messrs. Kain and Pas and the amendment for Mr. Pollack attached hereto as Exhibit 10.1, 10.2, 10.3 and 10.4, respectively and incorporated by reference herein.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated as of January 25, 2019, by and between AGNC Mortgage Management, LLC and Ms. Bernice E. Bell.
10.2	Employment Agreement, dated as of January 25, 2019, by and between AGNC Mortgage Management, LLC and Mr. Gary D. Kain.
10.3	Employment Agreement, dated as of January 25, 2019, by and between AGNC Mortgage Management, LLC and Mr. Aaron J. Pas.
10.4	First Amendment to Employment Agreement for Kenneth L. Pollack, dated as of January 25, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGNC INVESTMENT CORP.

Dated: January 25, 2019	By:	/s/ Kenneth L. Pollack
Kenneth L. Pollack
Senior Vice President, Chief Compliance Officer, General Counsel and Secretary